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                                MECON, INC.
                             200 PORTER DRIVE
                       SAN RAMON, CALIFORNIA 94583

                                  PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF MECON, INC. TO BE HELD ON FEBRUARY 11, 2000

     The undersigned, revoking all previous proxies, hereby appoints Vasu Devan and David Allinson (the "Proxy") as the proxy of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders (the "Special Meeting") of MECON, Inc. (the "Company") to be held at 200 Porter Drive, San Ramon, California 94583, on February 11, 2000, commencing at 9:00 a.m. local time, and any and all adjournments and postponements thereof, and to vote, as indicated below and in their discretion upon such other matters as may properly come before the Special Meeting, all shares which the undersigned would be entitled to vote at the Special Meeting and at any and all adjournments or postponements thereof.

     Please date and sign your Proxy on the reverse side and return it promptly.

     (Continued and to be Signed on Reverse Side)

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

                                                                                                                 Please mark
                                                                                                                 your vote as / X /
                                                                                                                 indicated in
                                                                                                                 this example

1.   To approve and adopt an Agreement and Plan of Merger,           FOR         AGAINST        ABSTAIN
     dated as of November 29, 1999 (the "Merger Agreement"),      /      /      /      /        /      /
     among MECON, Inc., General Electric Company and  Diamond
     Merger Corp., a wholly-owned subsidiary of General
     Electric Company, and the merger of Diamond Merger Corp.
     with and into MECON, Inc. as provided for therein (the
     "Merger").


2. In accordance with their best judgment, the Proxies are authorized to transact and vote upon such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.


                                                                                            THIS PROXY IS SOLICITED ON BEHALF OF
                                                                                            THE BOARD OF DIRECTORS.  UNLESS
                                                                                            OTHERWISE SPECIFIED, THE SHARES WILL
                                                                                            BE VOTED "FOR" THE APPROVAL OF THE
                                                                                            MERGER AND THE MERGER AGREEMENT.
                                                                                            THIS PROXY ALSO DELEGATES
                                                                                            DISCRETIONARY AUTHORITY WITH RESPECT
                                                                                            TO ANY OTHER BUSINESS WHICH MAY
                                                                                            PROPERLY COME BEFORE THE MEETING OR
                                                                                            ANY ADJOURNMENT OR POSTPONEMENT
                                                                                            THEREOF.

                                                                                            THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                                                                            RECEIPT OF THE NOTICE OF SPECIAL
                                                                                            MEETING AND PROXY STATEMENT.

Signature(s)                                                                              Dated
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NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

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